Exhibit 10.5
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
This Amendment No. 2 to Employment Agreement (this “Amendment”) is entered into as of May 20, 2024, between Daré Bioscience, Inc. (the “Company”), and the undersigned individual who is an executive of the Company (“Executive”).
WHEREAS, the Company and Executive are parties to that certain employment agreement made as of August 15, 2017, as amended by Amendment No. 1 to Employment Agreement entered into as of March 9, 2020 (the “Existing Agreement”).
WHEREAS, the Company and Executive desire to amend the Existing Agreement as stated herein and effective as of the date first set forth above (the “Effective Date”).
NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
(a)Amendments to the Existing Agreement. As of the Effective Date, Section 5(d) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
For purposes of this Agreement, “Change in Control” means the occurrence, in a single transaction or in a series of related transactions occurring after the Commencement Date of any one or more of the following events: (1) any person or persons acting together becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of (y) a transaction the primary purpose of which is to raise capital (including, without limitation, a recapitalization or a similar transaction) and/or (z) a merger, consolidation or similar transaction; (2) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or (3) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company during any twelve month period, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition. Notwithstanding the above, to the extent any payment under this Section on or following a Change in Control is deferred compensation that is subject to Section 409A of the Internal Revenue Code, and not otherwise exempt from complying with the provisions of the statute, then a Change in Control shall only be deemed to occur if the Change in Control also qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of a corporation’s assets as defined in Treasury Regulation Section 1.409A-3(i)(5). No Change in Control will be deemed to occur because of a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
1.Miscellaneous. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Original Agreement. All other terms and conditions of the Original Agreement remain in full force and effect. This Amendment may be attached to and shall form a part of the Original Agreement. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic format (e.g., “pdf”) or by other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns.

[Signature page follows]

4820-9224-0818, v. 1

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY Daré Bioscience, Inc.

By:	/s/ William H. Rastetter
Name:	William H. Rastetter, Ph.D.
Title:	Chair of the Compensation Committee of the Board of Directors

EXECUTIVE

/s/ Sabrina Martucci Johnson
Sabrina Martucci Johnson